                                                                   EXHIBIT 10.10

                         TVN ENTERTAINMENT CORPORATION

                             EMPLOYMENT AGREEMENT

     This Agreement is made by and between TVN Entertainment Corporation (the "Company"), and Arthur Fields ("Executive").

     1.   Duties and Scope of Employment.
          ------------------------------

          (a)  Position; Employment Commencement Date.  The Company shall employ
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Executive as the Senior Executive Vice President ("SR.EVP") of the Company
reporting to the Chief Executive Officer of the Company ("CEO"); provided, however, that the Board of Directors of the Company (the "Board") shall have the right to revise employee's duties, consistent with such positions, from time to time as the Board may deem necessary or appropriate. Executive's employment by the Company pursuant to this Agreement shall commence on September 1, 1997.

          (b)  Obligations.  In his capacity as SR.EVP, Executive's duties shall
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consist of those usually attendant to that office, including planning, business affairs, general legal and administrative matters of the Company, all under the direction and control of the CEO and the Board. Executive shall devote his full business efforts and time to the Company's business during the term of employment described in Section 3 below. Executive agrees not to actively engage in any other employment, occupation or consulting activity for any direct or indirect remuneration, without the prior approval of the CEO and the Board; provided, however, that Executive may serve any civic, educational or charitable organization without the approval of the Board, so long as such activities do not interfere with the full-time performance of his duties and obligations under this Agreement.

     2.   Employee Benefits.  During his employment hereunder, Executive shall
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be eligible to participate in the employee benefit plans maintained by the
Company to the full extent provided for under those plans for employees of similar status except as otherwise specifically provided for herein.

     3.   Term of Employment.  Executive's term of employment hereunder shall be
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for the period commencing on September 1, 1997 and, subject to the terms hereof, terminating on the third anniversary of such date (the "Initial Term"); and the Company shall have the option (but not the obligation) to renew and extend Executive's term of employment under this Agreement for one (1) two-year period on the terms and subject to the conditions hereof (the "Option Period"), such Option Period to be exercised by the Company upon written notice to Executive no later than 90 days prior to the expiration of the Initial Term.

     4.   Compensation,  Fringe Benefits and Stock Option.
          -----------------------------------------------

          (a)  Base Salary.  While employed by the Company pursuant to this
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Agreement, the Company shall pay the Executive as compensation for his services a base salary ("Base Salary") at the annualized rate of $350,000 for the period September 1, 1997 through August 31, 1998, $375,000 for the period September 1, 1998 through August 31, 1999, $400,000 for the period September 1, 1999 through August 31, 2000, and such amount as the CEO shall recommend and the Board shall approve
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for the Option Period (if the option shall be exercised by the Company);
provided, however, that Executive's Base Salary for each year during the Option Period shall be not less than 110% of Executive's Base Salary for the immediately preceding year of his employment. Such salary shall be paid periodically in accordance with normal Company payroll practices and subject to the usual, required withholding. Executive's salary shall be reviewed yearly for possible raises and/or bonuses in light of Executive's performance of his duties, as recommended by the CEO and determined by the Board. Executive understands and agrees that neither his job performance nor promotions, commendations, bonuses or the like from the Company shall give rise to or in any way serve as the basis for modification, amendment, or extension, by implication or otherwise, of this Agreement.

          (b)  Incentive Bonus. Executive shall be eligible, with respect to the
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1998-2000 fiscal years of the Company, for an annual incentive bonus of
$125,000. This bonus will be payable if revenue received from the Company's Digital Cable Television business meets the plan approved by the Board of Directors for DCTV revenues for that fiscal year. If such revenue does not meet plan, Executive shall instead receive a minimum annual bonus of $62,500. If such revenue exceeds the plan for the fiscal year, the bonus may be increased above $125,000 as is determined by the Board of Directors. Notwithstanding the foregoing, however, the bonus amount will be $125,000 for the fiscal year ending March 31, 1998 regardless of whether revenue meets the plan. To be eligible to receive the bonus, Executive must be employed by the Company through the last day of each such fiscal year. This bonus, to the extent payable, shall be paid to Executive within ninety days of the end of each such fiscal year. With respect to the bonus for fiscal year 1998, such payment shall be made by June 29, 1998. The bonus and the related performance criteria for each year of the Option Period will be mutually determined by the Company and Executive but in no event shall the minimum annual bonus be less than $125,000.

     Subsequent bonus milestones for Executive shall be established by the Board following good faith consultation with the Executive.

          (c)  Life Insurance. In addition to being covered under the Company's
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group health and dental plans, the Company will obtain and pay premiums for, during the term of Executive's employment hereunder, term life insurance for Executive in the amount of $2,000,000 payable to the beneficiary designated by Executive. Executive shall be fully "grossed-up"by the Company for this benefit so that the economic effect to Executive is the same as if this benefit was provided to Executive on a non-taxable basis. Executive also understands and agrees that the Company may obtain additional term life insurance on Executive payable to the Company and agrees to cooperate with the Company with respect to the medical examinations required to obtain such policies.

          (d)  Vacation and Auto Allowance.  Executive shall be entitled to paid
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vacation of four weeks per year in accordance with the Company's vacation policy, and to an automobile allowance of $1,000 per month, provided that the cost of maintaining and insuring such auto and all other costs relating thereto shall be borne by Executive.

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          (e) Fringe Benefits.  Executive shall be entitled to such employee
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perquisites and other fringe benefits as are typically made available to senior management employees of enterprises in the entertainment business, including but not limited to first class travel on Company business.

     5.   Severance Benefits.  If the Company terminates Executive's employment
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involuntarily without "Cause" (as defined herein), then (i) Executive shall be entitled to receive continuing payments of severance pay (less applicable withholding taxes) at a rate equal to his base salary rate, as then in effect (but not less than $350,000 per year) for the remainder of the Initial Term, but in no event to exceed a maximum of two years from the date of such termination and (ii) Executive shall receive the minimum annual bonus of $62,500 for the fiscal year in which such termination occurs notwithstanding the fact that Executive was not employed through the last day of such year. For this purpose, "Cause" is defined as (i) an act of dishonesty made by Executive in connection with Executive's responsibilities as an employee and intended to result in Executive's substantial personal enrichment, (ii) Executive's conviction of a felony, (iii) a willful act by Executive which constitutes gross misconduct and which results in material injury to the Company, or (iv) Executive's continued substantial violations of his employment duties which are demonstrably willful and deliberate on Executive's part after Executive has received one or more written demands for performance from the Company which specifically sets forth the factual basis for the Company's claim that Executive has not substantially performed his duties, and Executive has had a reasonable time period in which to cure such defaults to the reasonable satisfaction of the Board of Directors. Termination of Executive for Cause under this Section shall be effective only upon delivery to Executive of a copy of a resolution duly adopted by the Board at a Board meeting duly called and held finding that Executive was guilty of the conduct set forth in any of clauses (i) through(iv) above and specifying the particulars thereof, and that in the case of (iv) above Executive has not timely cured such defaults.

     6.   Total Disability of Executive.  Upon Executive's becoming totally
          -----------------------------
disabled during the term of this Agreement, employment hereunder shall automatically terminate and Executive shall receive post-termination disability payments equal to six (6) months of continuation of Base Salary. Executive shall be deemed to have suffered a "Total Disability" ninety (90) days following written notice by the Company to Executive of a determination by an independent physician acceptable to the Board and Executive (which acceptance will not be unreasonably withheld) that Executive's disability is such that he cannot render services as provided for hereunder; provided, however, that if Executive resumes work on a regular basis prior to the end of such 90 day period, Executive shall not be deemed to have suffered a "Total Disability."

     7.   Partial Disability of Executive.  If, during the term of this
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Agreement, Executive becomes disabled by reason of illness or other incapacity extending for a period of more than three (3) consecutive months during which Executive is unable to perform his duties hereunder on a full-time basis (as determined by an independent physician acceptable to both Executive and the Board), but is able to perform his duties hereunder on a part-time basis ("Partial Disability"), all salary amounts otherwise payable and option shares otherwise vesting to Executive hereunder shall be proportionately reduced with respect to amounts paid or shares vested subsequent to the end of said three (3) month period in relation to Executive's reduced level of performance.

     8.   Death of Executive.  If Executive dies during the term of this
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Agreement, this Agreement shall terminate immediately; provided, however, that in such event, Executive's spouse, if living, shall receive six (6) months of continued Base Salary payments hereunder.

     9.   Enforcement.  Any disputes between the parties under this Agreement
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shall be resolved by binding arbitration under the rules of commercial arbitration of the American Arbitration Association in Los Angeles, California. In the event of any arbitration to enforce the terms of this Agreement, the prevailing party in such arbitration shall be entitled to such party's reasonable costs and expenses of enforcement including, without limitation, reasonable attorneys' fees. Payments for Total Disability or upon Death shall be in addition to any unpaid Base Salary or Incentive Compensation which is unpaid or has been earned at the time of such event.

     10.  Assignment.  This Agreement shall be binding upon and inure to the
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benefit of (a) the heirs, executors and legal representatives of Executive upon
Executive's death and (b) any successor of the Company. Any such successor of the Company shall be deemed substituted for the Company under the terms of this Agreement for all purposes. As used herein, "successor" shall include any person, firm, corporation or other business entity which at any time, whether by purchase, merger or otherwise, directly or indirectly acquires all or substantially all of the assets or business of the Company. Executive shall personally perform and may not delegate to third parties his duties hereunder, except as approved in writing by the CEO.

     11.  Notices.  All notices, requests, demands and other communications
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called for hereunder shall be in writing and shall be deemed given if delivered personally or three (3) days after being mailed by registered or certified mail, return receipt requested, prepaid and addressed to the parties or their successors in interest at the following addresses, or at such other addresses as the parties may designate by written notice in the manner aforesaid:

     If to the Company:       TVN Entertainment Corporation
                              2901 W. Alameda Avenue, 7th Floor
                              Burbank, CA  91505
                              Attention:  Stuart Z. Levin

     If to Executive:         Arthur Fields
                              at his last residential address given by him to the Company.

     12.  Severability.  In the event that any provision hereof becomes or is
          ------------
declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision.

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

     13.  Entire Agreement.  This Agreement and the Non-Disclosure Agreement
          ----------------
dated January 17, 1996 represent the entire agreement and understanding between the Company and Executive concerning Executive's employment relationship with the Company, and they supersede and replace any and all prior negotiations, or agreements and understandings oral or written concerning Executive's employment relationship with the Company.

     14.  No Oral Modification, Cancellation or Discharge.  This Agreement may
          -----------------------------------------------
be amended, canceled or discharged only in writing signed by Executive and the Company.

     15.  Governing Law.  This Agreement shall be governed by and construed
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under the laws of the State of California applicable to contracts which are to be wholly performed in such State.

     16.  Effective Date.  This Agreement is effective immediately after it has
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been signed, although the term of Employment and Executive's services and
Company's compensation obligations hereunder shall commence as of the date shown above in Section 3 hereof.

     17.  Acknowledgment.  Executive acknowledges that he has had the
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opportunity to discuss this matter with and obtain advice from his private attorney, has had sufficient time to, and has carefully read and fully understands all the provisions of this Agreement, and is knowingly and voluntarily entering into this Agreement.

     18.  Nondisclosure of Confidential Information; Non-Competition.
          ----------------------------------------------------------

               (a) Executive acknowledges that, as a consequence of his employment and position with the Company, he will have access to and become acquainted with confidential information of the Company, its affiliates, vendors, bankers and customers. During the term of this Agreement and at all times thereafter, and in addition to his obligations pursuant to the Confidentiality and Non-Disclosure Agreement entered into by Executive concurrent herewith, Executive shall not, without the prior written consent of the Company, use, divulge, disclose or make accessible to any other person, firm, partnership, corporation or other entity any of such Confidential Information (as hereinafter defined) pertaining to the business of the Company or any of its affiliates, except (i) while employed by the Company, in the business of and solely for the benefit of the Company, or (ii) when required to do so by a court of competent jurisdiction, by any governmental agency having supervisory authority over the business of the Company or by any administrative body or legislative body (including a committee thereof) with jurisdiction to order Executive to divulge, disclose or make accessible such information. For purposes of this Section 18(a), "Confidential Information" shall mean nonpublic information concerning the Company's financial data, designs, strategic business plans, product development (or other propriety product data), customer lists, information relating to suppliers and methods of production, business know-how, sales and marketing information and plans, and other nonpublic, proprietary and confidential information of the Company, its affiliates, vendors, bankers or its customers.

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               (b)  During the Initial Term and the Option Period, if
applicable, Executive agrees that, without the prior written consent of the
Company: (i) he shall not, directly or indirectly, either as principal, manager, agent, consultant, officers, stockholder, partner, investor, lender or employee or in any other capacity, carry on, be engaged in or have any financial interest in, any entity which is now or at the time in competition with the Business Activities (as defined below) of the Company and/or its affiliates (a "Competing Entity"); and (ii) he shall not, on his own behalf or on behalf of any person, firm or company, directly or indirectly, (A) interfere with any contractual relationship between any vendors or suppliers of the Company and the Company or its affiliates which could reasonably be expected to have an adverse effect on the Company or its affiliates, or (B) solicit or offer employment to any person who has been employed by the Company at any time during the six (6) months immediately preceding such solicitation. The term "Business Activities" in clause (i) of the preceding sentence shall mean the business of the Company as such business exists on the date hereof or at any time during Executive's employment.

               Notwithstanding the foregoing, Executive may own, directly or indirectly, less than five percent (5%) in the aggregate of the outstanding voting stock of a corporation coming within the restrictions of the previous paragraph, the securities of which are listed on a U.S. or foreign national securities exchange or are traded on NASDAQ, if Executive does not participate in the management of, perform services for or have any other beneficial interest in such corporation.

               (c) Executive and the Company agree that this covenant not to compete is a reasonable covenant under the circumstances, and further agree that if in the opinion of any court of competent jurisdiction such restraint is not reasonable in any respect, such court shall have the right, power and authorize to excise or modify such provision or provisions of this covenant which as to the court shall appear not reasonable and to enforce the remainder of the covenant as so amended. Executive agrees that any breach of the covenants contained in this Section 18 would irreparably injure the Company. Accordingly, Executive agrees that the Company may, in addition to pursuing any other remedies it may have in law or in equity, obtain an injunction against Executive from any court having jurisdiction over the matter, restraining any further violation of this Agreement by Executive.

     19.  Principal Office.  Without Executive's consent, the Company
          ----------------
shall not require Executive to maintain his principal office or to conduct his principal business activities hereunder for the Company in any location other than the greater metropolitan area of Los Angeles or Burbank/Glendale, California.

     20.  Beneficiaries; References.  Executive shall be entitled to select
          -------------------------
(and change, to the extent permitted under any applicable law) a beneficiary or beneficiaries to receive compensation or benefits payable hereunder, if any, following his death or total disability, and may change such election, in either case by giving the Company written notice thereof. In the event of Executive's death or a judicial determination of his incompetence, reference in this Agreement to Executive shall be deemed, where appropriate, to refer to his beneficiary, estate or other legal representative, for purposes of receipt of benefits to which Executive is entitled hereunder.

     21.  Survivorship. The respective rights and obligations of the
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parties hereunder shall survive any termination of this Agreement to the extent necessary to preserve the parties' intentions with respect to such rights and obligations. The provisions of this Section 21 are in addition to the survivorship provisions of any other section of this Agreement.

     22.  Withholding. The Company shall be entitled to withhold from
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payment to Executive any amount of withholding or other deduction required to be withheld and/or deducted by applicable law.

     23.  Counterparts. This Agreement may be executed in multiple
          ------------
counterparts, each of which shall be deemed an original, and all of which taken together shall constitute one Agreement. Mutually executed facsimile copies may be used for purposes as originals.

     IN WITNESS WHEREOF, the undersigned have executed this Agreement on the respective dates set forth below


TVN ENTERTAINMENT CORPORATION


                                           /s/ Stuart Z. Levin
By:    Stuart Z. Levin                   -----------------------------
                                         Signature
Title: President and CEO


Date:    8/29/97
       ------------------------






                                           /s/ Arthur Fields
Print Name:   Arthur Fields              -----------------------------
                                         Signature

Date:    8/29/97
       ------------------------

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